Exhibit 99.1

Finlay Enterprises Announces Strategic Plan

~ COMPANY TO FOCUS ON SPECIALTY JEWELRY STORE BUSINESS AND EXIT DEPARTMENT STORE BUSINESS ~

~ RECEIVES LENDER SUPPORT FOR ITS PLAN AND AMENDS CREDIT AGREEMENT ~

~ KEY AGREEMENTS REACHED WITH A MAJORITY OF ITS THIRD LIEN NOTEHOLDERS AND VENDORS ~

NEW YORK, Feb. 26 /PRNewswire-FirstCall/ -- Finlay Enterprises, Inc. (OTC Bulletin Board: FNLY), a leading retailer of fine jewelry operating luxury stand-alone specialty jewelry stores and licensed fine jewelry departments in department stores throughout the United States, announced its strategic plan to exit its leased department store business over the near-term and will focus solely on its specialty jewelry stores business going forward.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, Inc. commented, "Given the decline in our department store business over the past five years coupled with the strenuous economic conditions under which we are currently operating, we view our strategic plan to exit this business segment as a necessary measure to strengthen our Company. We are working closely with all of our long-time department store partners to ensure a smooth and successful exit. In addition, we anticipate closing approximately 40 of the less profitable specialty store locations. We believe that our plan will make our Company stronger as we fully transition to a specialty jewelry store business."

The Company continues to carefully manage its planned expenditures and will reduce its cost structure to levels appropriate to support its specialty jewelry store business. It will reduce headcount chiefly in the administrative functions at the Company's New York headquarters as well as sales associate positions in the affected department and specialty store locations.

Mr. Reiner continued, "We wish to sincerely thank our dedicated and loyal employees for their service to Finlay and regret the impact that today's announcement will have on those affected. However, given our options, we are taking essential measures to best position our Company over the long-term."

In connection with its strategic plan, the Company entered into a limited consent and amendment to its Fourth Amended and Restated Credit Agreement. The Amendment, which reduces the available commitments to $300 million and amends the termination date to February 25, 2010, permits the Company to effect changes to its business as part of its strategic plan.

Also in connection with its strategic plan, the Company and a majority of the holders of its 8.375%/8.945% Senior Secured Third Lien Notes Due June 1, 2012 entered into agreements with a majority of its trade vendors, pursuant to which the Company granted such vendors a third priority lien on its and its subsidiaries' assets in accordance with the terms of the Senior Secured Third Lien Notes.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry operating luxury stand-alone specialty jewelry stores and licensed fine jewelry departments in department stores throughout the United States and achieved sales of $862.6 million in fiscal 2008. The number of locations at the end of January 2009 totaled 674, including 69 Bailey Banks & Biddle, 34 Carlyle and five Congress specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.

SOURCE Finlay Enterprises, Inc.

CONTACT:

Bruce Zurlnick, Senior Vice President and Chief Financial Officer,

Finlay Enterprises, Inc., +1-212-808-2800;

or

Leigh Parrish

or

Caren Villarreal,

or Media Contact:

Diane Zappas, all of FD, +1-212-850-5600

(FNLY FNLY.OB)

2